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                                   MEMORANDUM
             is made and entered into as of this 22 day of June 2003


1. At the first board meeting after registering HOMI's shares on the OTCBB Stock Exchange, HOMI will resolve to nominate Mr. Rodia Mihali ("Mihali") as a director of HOMI.

2.

         2.1 Mihali, as a director, will participate in the ESOP plan and will be entitled to 1,000,000 HOMI options to be exercised for a fix price of $0.5 per an option. The options will be allocated to Mihali on a monthly basis, 40,000 each month over a period of 25 months.

         2.2 Mihali on his own discretion will be entitled to exercise the options from time to time but not later than 30 days from the last allocation of 40,000 options on the first of the 25th month (will not exceed more than 26 months from the date Mihali will be nominated as director in HOMI).

         2.3 Notwithstanding, should HOMI decide to raise money through an IPO or to raise at least $2,500,000 in a Private Placement Mihali will be allocated all remaining options 30 days prior to such event and will be obliged to exercise all his outstanding options not later than within 7 business days from the IPO or Private Placement. All unexercised options will deemed to be void.

         2.4 Should Mahali resign from being a director his own and free will, from the date of resignation he will not be entitled to further monthly allocation of options and will have to exercise all remaining options that he holds to that date which had not been exercised yet.

         2.5 Should HOMI decide to cease Mihali's role as director in HOMI Mihali will receive all remaining options within 30 days and will be entitled to exercise all his remaining options as per the original schedule of 25 months.

3. HOMI, through its directors has notified Mihali that it plans to raise money through an IPO or a Private Placement, which it intends to perform within 18 months.


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4.       HOMI's  directors,  by signing  this  document,  undertake to bring all issues mentioned in this memorandum at the first board meeting of HOMI to be held after its shares are being registered on the OTCBB Stock Exchange. They also undertake to vote for such decisions.


/S/ Ariel Almog                                 /S/ Jacob Ronnel
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Agreed and Accepted


/S/ Rodia Mihali
--------------------------
Mr. Rodia Mihali